UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE.

    On June 15, 2007, Dollar General Corporation (NYSE: DG), a Tennessee corporation (“Dollar General”), issued the press release attached hereto as Exhibit 99.1, in which it announced that Buck Acquisition Corp., a Tennessee corporation (“Buck”), which is indirectly controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co., had extended the expiration time for the cash tender offer (and related consent solicitation) (the “Tender Offer”) relating to the $200 million outstanding aggregate principal amount of 8 5/8% Senior Notes due 2010 of Dollar General to 5:00 p.m., New York City time, on July 5, 2007. The price determination date for the Tender Offer was also extended to the second business day immediately preceding the expiration date (currently July 2, 2007, unless the expiration date is further extended). The Tender Offer is being conducted in connection with the anticipated merger of Buck with and into Dollar General.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.  N/A
(b) Pro forma financial information.  N/A
(c) Shell company transactions. N/A
(d) Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2007	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release dated June 26, 2007.